Entertainment Gaming Asia Inc.

(NASDAQ: EGT)

April 2013

Safe Harbor Language

Forward Looking Statements: This presentation contains forward-looking statements concerning Entertainment Gaming Asia within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements regarding expectations for the Company's slot operations business model, the timeline and working capital requirements for the Poipet gaming project, the earnings of the Pailin and Poipet gaming projects, growth of the gaming industry in the Indo-China region, the Company's ability to secure new casino and gaming projects and fund those projects, expectations for the Company's gaming chips and plaques operations, the timeline and working capital requirements to commence operation of the new Hong Kong facility, the ability to minimize any business disruption due to the relocation of gaming chips and plaques, the expected benefits from the relocation of the gaming chips and plaques operations to Hong Kong, and the prospects for the expanded customer base for the Company's gaming chips and plaques. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks related to Entertainment Gaming Asia's ability to place gaming machines at significant levels and generate the expected amount of net win from the gaming machines placed, obtain the gaming license and building permits for the casino projects on a timely basis or at all, complete construction and development of the casino and gaming projects on budget and in a timely manner, identify and implement successful marketing and promotional strategies at each of the Company's casino projects and identify and successfully develop additional projects in the Indo-China region, acquire additional capital as and when needed, adverse weather conditions that cause delays to casino and gaming projects timelines, ability to obtain the needed approval by certain customers from local gaming authorities to continue their purchase of gaming chips and plaques from the Hong Kong facility on a timely basis or at all, complete construction and development of this new facility on budget and in a timely manner, identify and implement successful marketing and promotional strategies and obtain and fulfill significant purchase orders from the customers for the Company's gaming chips and plaques and those other risks set forth in Entertainment Gaming Asia's annual report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 28, 2013 and subsequently filed quarterly reports on Form 10-Q. Entertainment Gaming Asia cautions readers not to place undue reliance on any forward-looking statements. Entertainment Gaming Asia does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Company Overview

- Entertainment Gaming Asia Inc. (the "Company") is a leading gaming company focused on emerging gaming markets in Asia.

- Company seeks to capitalize on growth opportunities in Asian gaming markets through its three-pronged approach:

  1. Slot Operations: The placement of electronic gaming machines (EGMs) on a revenue sharing model in casinos, resorts, hotels and other venues in the Pan-Asian region. The Company currently has five venues in operation in Cambodia and the Philippines with a total installed base of over 1,400 EGM seats.
  2. Casino Operations and Development: The development and operation of regional casinos and gaming clubs under its Dreamworld brand in the Indo-China region. The Company has one casino and one slot club (hybrid of development and slot operations) in operation and one casino project in the pipeline in Cambodia.
  3. Gaming Chips & Plaques: The manufacture and sale of casino gaming chips and plaques under its Dolphin brand to major casinos in Asia and Australia.

- Melco Group (HK:200) holds approximately 38% interest in the Company.
  - Melco Group, through Melco Crown (NASDAQ:MPEL), owns interests in gaming, hotel and resort properties such as City of Dreams, Altira Macau, Mocha Slot and the Studio City project in Macau as well as a hotel and resort project in the Entertainment City in Manila, Philippines.

Successful Turnaround

- Over the past several years, the Company successfully completed a turnaround and repositioning through:
  - Refocusing its slot operations on its highest potential properties
  - Expanding its gaming strategy to include casino development and operation
  - Dedicating greater resources to its under-exploited gaming chips and plaques division
  - Improving its operating structure and efficiency
  - Improving its ability to generate cash flow
  - Enhancing its financial flexibility and streamlining its balance sheet

A Transformed Company with Quality Recurring Cash Flow

(in US$000)

	FY:12	FY:11	FY:10	FY:09
Consolidated Revenue	32,818	27,129	22,205	15,623
Gaming Revenue	20,389	17,396	14,312	6,998
Adjusted EBITDA	10,916	11,737	8,350	140
Net Income/(Loss)*	1,766	642	(5,210)	(26,359)
Period End Cash Balance	10,365	12,759	10,217	4,190
Period End Debt Balance	-	6,211	9,202	9,393

* Includes non-cash impairment charges of approximately $339,000, $1.4 million, $3.5 million, and $14.7 million for the FY:12, FY:11, FY:10, and FY:09 respective periods

Successful Turnaround


Revenue
Consolidated Revenue
Gaming Revenue(1)
in US $ Millions
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
2008
2009
2010
2011
2012


US$
Consolidated Average WUD*
$160
$140
$120
$100
$80
$60
$40
$20
$-
$47
$89
$117
$140
$145
2H:2008
2009
2010
2011
2012


US$ Million
Adjusted EBITDA
2008
2009
2010
2011
2012
$15.0
$10.0
$5.0
$-
$(5.0)
$(10.0)
$(15.0)
$(13.1)
$0.1
$8.4
$11.7
$10.9


US$ Million
Cash Balance
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
$14.5
$4.2
$10.2
$12.8
$10.4
12/31/08
12/31/09
12/31/10
12/31/11
12/31/12

(1) Gaming revenue includes revenue from the Company's first casino development project, DreamWorld Pailin ,which opened May 9, 2012.
(2) Average daily net win per machine data represents performance for the Company's slot operations (formerly known as participation business) only. The calculation exclude s EGMs operating during a new venue's soft launch. Please see the Company's SEC filings on Forms 10-Q and 10-K for more detail.

Three-Pronged Approach

Slot Operations

- Cambodia and Philippines
- Provides quality recurring cash flow
- Establishes presence and strong goodwill in key markets

\+

Development of Regional Casinos and Gaming Clubs

- Higher risk and new markets
- Provides growth and improves return potential
- Expands market presence and recognition of "Dreamworld" brand name
- Increases operational control

\+

Gaming Chips and Plaques and Related Products

- Well established presence in Asia and Australia
- Provides diversification with long-term meaningful earnings potential
- Expands ability to serve growing gaming markets in Asia
- Offers opportunity to leverage existing gaming relationships and add new ones

A Transformed Company

- Improves overall return potential with diversified business lines
- Increases market presence and penetration in emerging and growing gaming markets
- Builds and leverages the "Dreamworld" and "Dolphin" brands

Market Data

Country	Population (in millions)	GDP (Current Prices in US$) 2011 (in billions)	2012	2012-2017 CAGR	FDI 2008-11 CAGR	Tourism 2011 (in millions)	2006-11 CAGR	Gaming Policy
Indo-China Region and the Philippines								
Cambodia	15.4	12.9	14.2	10.4%	3.4%	2.9	11.1%	Locals without foreign passports prohibited to gamble
Laos	6.4	8.3	9.3	9.9%	9.7%	1.9	17.7%	Locals can gamble at slots but not tables
Thailand	64.8	224.8	240.7	7.6%	-3.0%	19.1	6.7%	No legal gambling
Vietnam	91.5	345.7	377.0	6.3%	-8.1%	6.0	10.9%	Locals without foreign passports prohibited to gamble
Philippines	99.7	122.7	137.7	8.7%	9.2%	3.9	6.6%	Locals are permitted to gamble

Sources:
Population: IMF World Economic Outlook Database, October 2012, projections
GDP: IMF World Economic Outlook Database October 2012
FDI (Foreign Direct Investment): World Bank Data Catalog
Tourism: United Nations World Tourism Organization and respective countries' departments of tourism projections

Casino Development and Slot Operations - Cambodia


Dreamworld Poipet
Dreamworld Pailin
Dreamworld at Thansur Bokor
NagaWorld
Dreamworld Kampot
THAILAND
LAOS
VIETNAM
PHNOM PENH
Sisŏphŏn
Siemréab
Bătdâmbâng
Tonle Sap
Pŏuthĭsăt
Kâmpóng Chhnăng
Stœng Trêng
Mekong
Krâchéh
Kâmpóng Cham
Phnum Aôral
Krŏng Kaôh Kŏng
Kâmpôt
Kâmpóng Saôm
Gulf of Thailand
South China Sea
0 50 100 km
0 50 100 mi
Existing Locations
Projects Under Development

Slot Operations - NagaWorld


Nagaworld 金界娛樂城

Slot Operations - NagaWorld






Alfastreet Roulette



Slot Operations - NagaWorld

- NagaWorld holds the exclusive casino license in a designated area around the capital of Phnom Penh
- Company's operations target tourists and growing population of expatriates and foreign passport holders living in the area



Performance of EGT's Slot Operations at NagaWorld
Average WUD
Average EGM Seats in Operation
$275
$250
$225
$200
$175
$150
$125
$100
1500
1300
1100
900
700
500
300
100
$110
$197
$187
$196
$194
$196
$219
$197
$224
$250
$233
$219
$260
$258
$216
$236
168
238
260
390
502
600
652
658
667
654
659
662
655
638
640
625
Q1:09 Q2:09 Q3:09 Q4:09 Q1:10 Q2:10 Q3:10 Q4:10 Q1:11 Q2:11 Q3:11 Q4:11 Q1:12 Q2:12 Q3:12 Q4:12
Average WUD
Average EGM Seats in Operation

- 670 EGM seats under contract in prime ground floor slot spaces inside NagaWorld's casino and resort
- Jointly manage and operate the Company's EGMs with NagaWorld and the Company and NagaWorld share the net WUD and operating costs at a 25% / 75% ratio, respectively
- Company collects on a daily basis its 25% share in cash
- Contract duration for the total 670 EGM seats is six years, commencing March 1, 2010

Slot Operations - Thansur Bokor



Slot Operations - Thansur Bokor









Slot Operations - Thansur Bokor

- Thansur Bokor Resort and Casino is a new five-star resort developed by leading Cambodian hotelier, Sokha Hotels and Resorts
- Located in the Bokor Mountains in the Kampot Province, the resort caters to tourists
- Initial phase officially opened in May 2012; however, portions of the entertainment complex are not yet complete
- EGT has 200 EGM seats in operation and the ability to place an additional 50 seats at the Company's discretion
- EGT is the exclusive provider of EGMs in the slot area on the ground floor
- EGT and Sokha jointly manage and operate the Company's EGMs and share the net WUD and operating costs at a 27% / 73% ratio, respectively
- Contract duration for a total of up to 250 EGM seats is five years, commencing from the slot floor opening

Casino Operations and Development – Dreamworld Pailin


DreamWorld
casino

Casino Operations and Development – Dreamworld Pailin









Casino Operations and Development – Dreamworld Pailin

- The Company developed, owns and operates Dreamworld Pailin, a casino in the Pailin Province in Northwestern Cambodia at the Thailand border.
- Strategically located on a growing trade route with solid infrastructure between Cambodia and Thailand (approximately five hours from Phnom Penh and four hours from Bangkok by car), the casino will cater to mass market and premium players from the major nearby cities in the region.
- Key facts:
  - Mass market floor opened on May 9, 2012
  - Casino houses 26 table games (baccarat, variations of poker, and dice games) and 52 EGM seats
  - VIP facilities, which are not yet open, include two rooms with a total of 4 baccarat tables
  - Initial capital investment by the Company was approximately $2.5 million (funded internally) for the design and construction, and casino equipment
  - The Company has exclusive management control of the casino's development and business operation
  - The Company leases the land from a local land owner and the Company receives 80% of the monthly net revenue after customer payouts, operating expenses, and taxes
  - The Company has first right to lease from the local land owner adjacent land to the initial phase of the project, where an existing and popular casino is currently in operation, to potentially develop additional phases
  - Lease term of 20 years with renewal options

Casino Operations and Development – Dreamworld Pailin



Dreamworld Pailin Revenue
US$ Million
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$-
$0.2
$0.3
$1.3
Q2:12
Q3:12
Q4:12

- Initiatives to ramp up operations:
  - In September 2012, the Company expanded and further strengthened the operations management team
  - Implementing marketing programs, which include partnering with gaming promoters to drive high-quality player traffic
  - Machine mix improvements

Casino Operations and Development – Dreamworld Poipet



Casino Operations and Development – Dreamworld Poipet





29/03/2013 10 17





Casino Operations and Development – Dreamworld Poipet

- The Company developed and operates Dreamworld Poipet, a stand-alone slot hall in an existing casino in a prominent location in Poipet in Northwestern Cambodia near the Thailand border.
- Poipet is one of the most significant border crossings between Cambodia and Thailand (approximately five hours from Phnom Penh and three hours from Bangkok by car) and an established gaming market with limited real estate for future gaming development.
- Key facts:
  - Soft opened on March 28, 2013 and grand opening scheduled for May 9, 2013
  - Slot hall features approximately 300 EGM seats
  - Capital investment by the Company of approximately $7.5 million (funded internally) for the design and construction, and slot machine equipment
  - The Company has exclusive management control of the slot hall's development and business operation
  - The Company and casino owner split the net WUD generated by the EGMs in the Company's slot hall and certain operating costs at a 40%/60% ratio, respectively
  - Contract term is 5 years with a 5-year renewal option

Casino Operations and Development – Dreamworld Kampot





Architectural renderings

Casino Operations and Development – Dreamworld Kampot

- Under a joint venture partnership, the Company will develop, own and operate Dreamworld Kampot, a casino in the Kampot Province in Southern Cambodia near the Vietnam border.
- Strategically located near one of Southern Cambodia's border crossing checkpoints with Vietnam
- Key facts:
  - Initial phase intended to feature up to 14 table games and 25 EGM seats
  - Initial capital investment by the Company expected to be approximately $1.2 million (funded internally) for the design and construction, and casino equipment
  - EGMs are expected to be sourced from existing inventory
  - The Company to have the exclusive management rights and control over the development and business operation of the casino
  - The Company is entitled to receive 60% of the monthly net revenue after customer payouts, operating expenses, and taxes
  - Subject to demand, subsequent phases may include additional casino floor space and complementary facilities
  - Project term is 25 years with renewal options
  - Full construction efforts are expected to begin in the second half of 2013

Slot Operations - Philippines


South China Sea
BABUYAN ISLANDS
Aparri
San Fernando
Baguio
Philippine Sea
Luzon
Angeles
Quezon City
MANILA
Batangas
Legaspi
Mindoro
Samar
Panay
Iloilo
Bacolod
Leyte
Cebu City
Guimaras Island
Palawan
Puerto Princesa
Negros
Butuan
Iligan
Cagayan de Oro
Sulu Sea
Mindanao
Zamboanga
Davao
Mount Apo
Basilan Island
Jolo
MALAYSIA

Club Leisureworld, Pampanga

Club Universal, Sta. Cruz

Club San Pedro, Laguna

Slot Operations - Philippines


Performance of Slot Operations in the Philippines
Average WUD
Average EGM Seats in Operation
$85
$80
$75
$70
$65
$60
$55
$50
1200
1100
1000
900
800
700
600
500
$57 $58 $53 $57 $56 $59 $56 $58 $58 $61 $68 $64 $73 $72 $74 $83
602 665 814 726 845 877 882 859 796 787 756 767 754 722 598 581
Q1:09 Q2:09 Q3:09 Q4:09 Q1:10 Q2:10 Q3:10 Q4:10 Q1:11 Q2:11 Q3:11 Q4:11 Q1:12 Q2:12 Q3:12 Q4:12
Average WUD
Average EGM Seats in Operation

- Strong improvement in WUD driven by initiatives focused on highest-potential venues
  - Implementing, with the support of our venue owner partners, targeted marketing programs
  - Working with venues owners to extend venue hours of operation
  - Redeploying, when possible, gaming assets from lower to higher performing venues in the market
  - Acquiring higher revenue sharing interests in most promising venues under participation contracts; In October 2011, the Company announced an agreement to increase its revenue sharing rights to 35% from 17% of net win and its control of marketing in the San Pedro VIP Club

Gaming Chips and Plaques

- Under its Dolphin brand, Entertainment Gaming Asia is one of the few manufacturers of traditional and RFID gaming chips and plaques
- Provides full product offerings of chips and plaques with leading-edge, currency grade security features
- Dolphin has patents or patent applications for the manufacture process of gaming chips and plaques (RFID and non-RFID) in certain countries including Australia, Macau, Singapore and Korea
- Dolphin has built a strong reputation in Southeast Asia and Australia region with an estimated share of approximately 25% of these combined markets and is poised to expand within these markets. Customers include:
  - Macau: City of Dreams, Altira, Galaxy, Venetian
  - Philippines: Solaire Resort & Casino (Entertainment City, Manila)
  - Cambodia: Thansur Bokor (Kampot), Sokha Vegas (Sihanoukville)
  - Australia: Crown Casino (Melbourne), Crown Perth (Perth), The Star (Sydney)
  - New Zealand: SkyCity (Auckland)
- Increased focus on product development and marketing resulted in revenue improvement for gaming chips and plaques to $6.5 million in the 2012 fiscal year compared to $2.0 million in the 2011 fiscal year


Dolphin
Quality, Secure Currency


CROWN
MELBOURNE
$2
AUSTRALIA

Gaming Chips and Plaques

- Relocation of gaming chip and plaque manufacturing plant to Hong Kong from Australia is underway and commercial production is expected to begin in the second quarter of 2013.
- Facilities are located at the new corporate headquarters in Shatin, Hong Kong.
- Benefits of relocation include:
  - Positions operations closer to customers and high-growth markets
  - Increases production capacity and improves efficiency
    - Production to run 24/7 with single shift (12 hours) capacity of 120,000 chips and 6,000 plaques
  - Escalates development of its product range and high-security features by availing the Company to greater high-tech resources
  - Improves monitoring and controls
  - Reduces estimated annual overhead costs by over $1 million
    - Primarily related to payroll and administration by consolidating certain support functions

Expected to Expand Market Share in Targeted High-growth Gaming Markets and Improve Division Profitability

Dolphin
gaming chips and plaques

Gaming Chips and Plaques

- Strong order pipeline from existing customers for the next several months with approximately $1.1 million in confirmed sales
  - Plant will run double shifts to accommodate near-term order pipeline
- Well positioned in expanding gaming markets with major new casino development offering attractive order pipeline potential

Planned Casino Resort Projects	Owner	Country / Territory	Total Investment	Expected Opening
City of Dreams Manila Bay	Melco Crown Entertainment / Belle Corp.	Philippines	$1 billion	2014
Studio City	Melco Crown Entertainment	Macau	$2 billion	2015
MGM Grand Paradise	MGM China Holdings Limited	Macau	$2.5 billion	2016
SJM Cotai	SJM Holdings Limited	Macau	$2.5 billion	2016
Wynn Cotai	Wynn Macau Limited	Macau	$3.5 billion	2016
Resorts World Manila Bayshore	Travellers International Hotels / Genting Hong Kong	Philippines	$1.1 billion	2016
Manila Bay Resorts	Tiger Resorts Leisure / Robinson's Land Corp.	Philippines	$2 billion	2016
Crown Perth Expansion	Crown Limited	Australia	$568 million	2016
Galaxy Macau Phase II	Galaxy Entertainment Group Limited	Macau	$2 billion	2017

Sources: Respective company reports, news sources

Experienced Management Team

Experienced management team with strong relationships and understanding of the regulatory, political and social dynamics in Asia

- Clarence Chung *(Chairman and Chief Executive Officer)*
  - Joined Entertainment Gaming Asia's board in October 2007 and served as chairman since August 2008
  - Assumed CEO position in October 2008 and responsible for restructuring the Company's operations
  - Strong financial and gaming industry experience
    - Serves as a director of Melco International Development Limited (HK:200) and of Melco Crown Entertainment Limited (NASDAQ: MPEL) as well as chairman and president of Melco Crown (Philippines) Resorts Corporation (formerly known as Manchester International Holdings Unlimited Corporation) (PM:MIH)
    - Previously held positions of chief financial officer, investment banker; and merger and acquisitions specialist
    - Named in "Asian Gaming 50" in 2009, 2010 and 2012 by Inside Asian Gaming magazine

- Andy Tsui *(Chief Accounting Officer)*
  - Joined Entertainment Gaming Asia in July 2008
  - Over 10 years of financial management experience with U.S. listed companies and is a certified public accountant in the U.S.

Investment Considerations

- Targeting emerging Asian gaming markets which we believe to be under-served and poised for growth with attractive economic trends and strong demand
- Slot operations offer recurring daily or monthly revenue model with compelling cash flow potential
- Successful operations at NagaWorld in Cambodia provide strong revenue and cash flow contribution and builds credibility for Entertainment Gaming Asia as a casino operator in Indo-China
- Expansion into role of casino owner and operator provides incremental growth strategy to the gaming business with strong potential returns and greater operational control
- Strategic plans for Dolphin gaming chips and plaques expected to expand presence in targeted high-growth gaming markets and improve profitability of this division
- Senior management team with strong industry and regional knowledge and relationships
- Successfully completed restructuring of operations resulting in improved financial performance, greater operating efficiency and improved financial flexibility

With solid cash flow from operations, improved operational efficiency and established and expanding presence in its target markets, Entertainment Gaming Asia is poised to capitalize on the growth opportunities in targeted emerging gaming markets in Asia.

Financials – Adjusted EBITDA

$US in thousands	FY:12	FY:11	FY:10	FY:09
Net Income/(Loss) - GAAP basis	$ 1,766	$ 642	$ (5,210)	$ (26,359)
Income from Discontinued Operations	—	—	—	(1,540)
Interest Expense and Finance Fees	108	405	411	537
Interest Income	(43)	(93)	(92)	(85)
Income Tax (Benefit)/ Expense	(81)	51	(665)	486
Depreciation and Amortization	8,031	7,754	9,395	11,348
Stock-based Compensation Expenses	840	1,452	887	876
Impairment of Assets	339	1,351	3,460	14,687
Flood Damage Losses	—	—	—	83
(Gain)/Loss on Dispositions (1)	(44)	175	164	107
Adjusted EBITDA	**$ 10,916**	**$ 11,737**	**$ 8,350**	**$ 140**

(1) Adjusted EBITDA for FY:10 and FY:09 were restated to include loss on dispositions.

Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-cash operating income and expenses. Adjusted EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its operations with those of its competitors. The Company also presents Adjusted EBITDA because it is used by some investors as a way to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA should not be considered as an alternative to operating income/(loss) as an indicator of the Company's performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income/(loss), Adjusted EBITDA does not include depreciation or interest expense and, therefore, does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using Adjusted EBITDA as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include operating income, net income/(loss), cash flows from operations and cash flow data. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in Adjusted EBITDA. Entertainment Gaming Asia's calculation of Adjusted EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

Financials – Income Statement

$US in thousands (except WUD and installed EGM seats)	FY:12	FY:11	FY:10	FY:09
Gaming Operations				
Slot Operations Installed EGM Seats at Period End	1,405	1,477	1,547	1,299
Average Consolidated WUD (1)	$ 145	$ 140	$ 117	$ 89
Revenue (2)	$ 20,389	$ 17,396	$ 14,312	$ 6,998
Cost of Sales	11,657	8,579	8,779	11,105
Gross Profit	8,732	8,817	5,533	(4,107)
Other Products				
Revenue	12,429	9,733	7,893	8,625
Cost of Sales	11,187	8,346	6,916	6,771
Gross Profit	1,242	1,387	977	1,854
Total Gross Profit	9,974	10,204	6,510	(2,253)
SG&A Expenses	6,986	5,880	5,880	7,953
Stock-Based Compensation Expenses	840	1,452	887	876
Impairment of Assets	339	1,351	3,460	14,687
Flood Damage Losses	—	—	—	83
(Gain)/loss on Dispositions of Assets	(44)	175	164	107
Product Development Expenses	395	386	610	277
Depreciation and Amortization	333	113	885	1,037
Restructuring Charges	—	—	310	623
EBIT	**1,125**	**847**	**(5,686)**	**(27,896)**
Other Income/(Expenses)	560	(154)	(189)	483
Income Tax Benefit/(Expense)	81	(51)	665	(486)
Net Income/(Loss) from Continuing Operations	1,766	642	(5,210)	(27,899)
Net Income from Discontinued Operations, Net of Tax	—	—	—	1,540
Net Income/(Loss)	**$ 1,766**	**$ 642**	**$ (5,210)**	**$ (26,359)**

(1) Average daily net win per machine data represent s performance for the Company's slot operations (formerly known as participation business) only. The calculation exclude s EGMs operating during a new venue's soft launch. Please see the Company's SEC filings on Forms 10-Q and 10-K for more detail.
(2) Gaming revenue and cost of sales includes the Company's first casino development project, DreamWorld Pailin ,which opened on May 9, 2012.

Note: As a result of a Quasi-Reorganization effected December 31, 2010, consolidated statements of operations for the FY:11 are not comparable to the FY:10 and FY:09 periods. The statements of consolidated operations for FY:11 reflect depreciation and amortization of the assets using the basis from a quasi-reorganization and the statements of consolidated operations for FY:10 and FY:09 are prepared on the Company's historical basis of accounting.

Financials – Balance Sheet

$US in thousands	12/31/2012	12/31/2011	12/31/2010	12/31/2009
Current Assets:				
Cash and Cash Equivalents	$ 10,365	$ 12,759	$ 10,217	$ 4,190
Current Portion of Accounts Receivable	1,841	2,691	2,854	2,670
Inventories	2,047	1,894	1,064	621
Other Current Assets	499	955	1,574	6,835
Total Current Assets	14,752	18,299	15,709	14,316
Gaming Equipment, Net & Casino Contracts	17,706	19,229	25,150	26,507
Intangible Assets	1,633	1,584	140	3,110
Other Non-Current Assets	9,627	4,992	3,060	4,524
Total Assets	**$ 43,718**	**$ 44,104**	**$ 44,059**	**$ 48,457**
Current Liabilities:				
Accounts Payable	$ 3,636	$ 1,316	$ 1,062	$ 1,125
Notes Payable to a Related Party, Current Portion	—	6,211	2,991	3,128
Other Current Liabilities	3,275	2,989	2,654	2,636
Total Current Liabilities	6,911	10,516	6,707	6,889
Notes Payable to a Related Party, Net of Current	—	—	6,211	6,265
Other Non-Current Liabilities	1,215	1,076	819	1,895
Total Liabilities	8,126	11,592	13,737	15,049
EGT Stockholder's Equity	35,591	32,511	30,322	33,408
Non-controlling Interest	1	1	—	—
Total Stockholder's Equity	35,592	32,512	30,322	33,408
Total Liabilities & Stockholders' Equity	**$ 43,718**	**$ 44,104**	**$ 44,059**	**$ 48,457**
Working Capital	$ 7,841	$ 7,783	$ 9,002	$ 7,427
Current Ratio	2.13	1.74	2.34	2.08
Total Debt	$ —	$ 6,211	$ 9,202	$ 9,393
Debt to Capital Ratio	—	0.16	0.23	0.22

Note: Reflects Quasi-Reorganization effected December 31, 2010